Exhibit 1(e)

                        MASTER GOVERNMENT SECURITIES LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

                              Dated: June 15, 2007

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        MASTER GOVERNMENT SECURITIES LLC

      This Limited Liability Company Agreement ("Agreement") of Master Government Securities LLC (the "Company"), is made as of June 15, 2007, by the Directors named herein and the Holders (as hereinafter defined) of the Company on the date hereof and those persons and entities hereinafter admitted as Holders.

                              W I T N E S S E T H:

      WHEREAS, this Agreement is made and entered into for the purpose of continuing the business of Master Government Securities Trust, a Delaware statutory trust (the "Trust"), as a Delaware limited liability company in accordance with the provisions hereinafter set forth;

      WHEREAS, the Trust was converted into the Company pursuant to the Delaware Statutory Trust Act (12 Del. C. ss.3801 et. seq.) and Section 18-214 of the Act (as defined herein) (the "Conversion"), by causing to be filed a Certificate of Conversion and a Certificate of Formation with the office of the Secretary of State of the State of Delaware on June 15, 2007;

      WHEREAS, the Directors desire to continue the Company as a limited liability company under the Act and have adopted this Agreement; and

      NOW, THEREFORE, it being the intention that this Agreement constitute the limited liability company agreement of the Company, it is declared that the Directors will oversee the management of all cash, securities and other assets which the Company now possesses or may hereafter acquire from time to time in any manner and oversee the disposal of the same upon the following terms and conditions for the pro rata benefit of the holders of Interests in the Company.

                                    ARTICLE I

                              NAME AND DEFINITIONS

      Section 1.1. Name. The name of the limited liability company formed hereby is "Master Government Securities LLC" and, insofar as may be practicable, the Company shall conduct its activities, execute all documents and sue or be sued under that name, which name (and the word "Company" wherever herein used) shall refer to the Company as a separate legal entity, and shall not refer to the Directors, officers, agents, employees or Holders. If the Directors determine that the Company's use of such name is not advisable, the Directors may adopt such other name for the Company as they deem proper and the Company may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a Director, as an "authorized person" of the Company, of an instrument setting forth the new name and the filing of a Certificate of Amendment under the Act. Any such instrument shall have the status of an amendment to this Agreement.

Effective as of the time of the Conversion, (i) the Certificate of Trust of the Trust, the Declaration of Trust of the Trust and the By-Laws of the Trust, in each case as in effect immediately prior to the Conversion, are replaced and superseded in their entirety by the Certificate of Formation of the Company, this Agreement and the By-Laws in respect of all periods beginning on or after the Conversion, (ii) each of the Persons who was a holder of beneficial interests in the Company immediately prior to the Conversion is hereby automatically admitted as a Holder of the Company, and is hereby issued the Interests reflected on the books and records of the Company, and (iii) in accordance with Section 18-214(g) of the Act, the Company shall constitute a continuation of the existence of the Trust in the form of a Delaware limited liability company and, for all purposes of the laws of the State of Delaware, the Company shall be deemed to be the same entity as the Trust. Alice A. Pellegrino, is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Conversion and the Certificate of Formation with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation and the Certificate of Conversion with the Secretary of State of the State of Delaware, such person's powers as an "authorized person" ceased, and each Director, acting alone, thereupon became a designated "authorized person" to execute, deliver and file any amendments and/or restatements of the Certificate of Formation and any other certificates (and any amendments and/or restatements thereof) permitted to be filed with the Secretary of State of the State of Delaware

      Section 1.2. Definitions. Wherever they are used herein, the following terms have the respective meanings assigned to them below:

            (a) "Administrator" means any party furnishing services to the Company pursuant to any administrative services contract described in
      Section 4.1.

            (b) "Act" means the Delaware Limited Liability Company Act, 6 Del.
      C. ss.1801 et seq. as the same may be amended from time to time.

            (c) "Agreement" means this limited liability company agreement of the Company as amended from time to time. References in this Agreement to "Agreement", "hereof", "herein" and "hereunder" shall be deemed to refer to the Agreement rather than the article or section in which such words appear.

            (d) "Affiliated Person" has the meaning assigned to it in Section 2(a)(3) of the 1940 Act.

            (e) "Book Capital Account" means, for any Holder at any time, the Book Capital Account of the Holder at such time with respect to such Holder's interest in the Company Property, determined in accordance with generally accepted accounting principles and the provisions of the 1940 Act.

            (f) "By-Laws" means the By-Laws referred to in Section 2.7 hereof, as amended and in effect from time to time. The By-Laws are hereby incorporated by reference into this Agreement.

            (g) "Code" means the Internal Revenue Code of 1986 and the rules and regulations thereunder, each as amended from time to time.

            (h) "Company Manager" means the party, other than the Company, to any management contract described in Section 4.1 hereof.

            (i) "Company Property" means as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Company.

            (j) "Commission" means the Securities and Exchange Commission.

            (k) "Custodian" means the party, other than the Company, to the agreement described in Section 4.3 hereof.

            (l) "Directors" means the individuals who are named in Section 2.1(b) of this Agreement, so long as such Persons shall continue in office in accordance with the provisions hereof, and all other Persons who may from time to time be duly elected or appointed, qualified and serving as Directors in accordance with the provisions hereof, and reference herein to a Director or the Directors shall refer to such individual or Persons in their capacity as "managers" within the meaning of the Act hereunder.

            (m) "Fundamental Policies" means the investment policies and restrictions of the Company that are set forth and designated as fundamental policies in the Registration Statement.

            (n) "Holders" means as of any particular time any Institutional Investor that is a holder of record of Interests in the Company of any class at such time, each in its capacity as a member of the Company.

            (o) "Institutional Investor(s)" means any registered investment company (including a unit investment trust), insurance company separate account, common or commingled trust fund, group trust or similar organization or entity that is an "accredited investor" with in the meaning of Regulation D under the Securities Act of 1933, and shall not include any individual, S corporation, partnership, or grantor trust beneficially owned by any individual, S corporation or partnership.

            (p) "Interested Person" has the meaning ascribed to it in Section 2(a)(19) of the 1940 Act.

            (q) "Interest(s)" shall mean the interest of a Holder in the Company of any class, including all rights, powers and privileges accorded to Holders in this Agreement, which interest maybe expressed as a percentage, determined by calculating, as the Directors shall from time to time determine, the ratio of each Holder's Book Capital Account balance in the Company of any class to the total of all Holders' Book Capital Account balances in the Company of any class. Reference herein to a specific percentage in, or fraction of, Interests of the Holders means Holders whose combined Book Capital Accounts represent such specified percentage or fraction of the Book Capital Accounts of all Holders in the Company of any class or of the Company as a whole (as the context may require).

            (r) "1940 Act" means the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time and any order or orders thereunder which may from time to time be applicable to the Company.

            (s) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

            (t) "Registration Statement" means any Registration Statement filed by the Company under the 1940 Act, as it may be amended or supplemented from time to time.

            (u) The use herein of the masculine or feminine gender or the neutral shall be construed to refer to the other gender or the neutral as well, and the use herein of the singular shall be construed to include the plural and the plural to include the singular, as the context may require.

                                   ARTICLE II

                                    DIRECTORS

      Section 2.1. Number of Directors and Qualification.

            (a) The number of Directors shall initially be six (6) and shall thereafter be such number as shall be fixed from time to time by a written instrument signed by a majority of the Directors then in office; provided, however, that the number of Directors shall, subsequent to any sale of Interests other than sales made solely for the purposes of meeting any applicable seed money requirement under the 1940 Act, in no event be less than three (3) or more than fifteen (15). Any vacancy created by an increase in Directors may be filled by the appointment of any Person having the qualifications described in this Article made by a written instrument signed by a majority of the Directors then in office. Any such appointment shall not become effective, however, until the Person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Agreement. No reduction in the number of Directors shall have the effect of removing any Director from office. Whenever a vacancy in the number of Directors shall occur, until such vacancy is filled as provided in this
      Section 2.1
      and Section 2.4 hereof, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors by this Agreement. Each Director is hereby a "manager" within the meaning of the Act.

            (b) The initial Directors are Robert C. Doll, Jr., Jean Margo Reid, Ronald W. Forbes, Roscoe S. Suddarth, Cynthia A. Montgomery, and Richard
      R. West..

      Section 2.2. Term and Election. Each Director named herein, or elected or appointed prior to the first meeting of the Holders, shall (except in the event of resignations or removals or vacancies pursuant to Section 2.3 or Section 2.4 hereof) hold office until his successor has been elected at such meeting and has qualified to serve as Director, as required under the 1940 Act. Each Director shall hold office during the lifetime of this Company and until its dissolution as hereinafter provided or until December 31 of the year in which he shall have reached 72 years of age unless such Director resigns or is removed as provided in Section 2.3 below.

      Section 2.3. Resignation, Retirement and Removal. Any Director may resign (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Directors, and such resignation shall be effective upon such delivery or at any later date according to the terms of the instrument. Any of the Directors may be removed by the action of two-thirds of the remaining Directors; provided, that if the removal of one or more Directors would have the effect of reducing the number of remaining Directors below the minimum number prescribed by Section 2.1 hereof, then subject to
Section 16(a) of the 1940 Act, at the time of the removal of such Director or Directors, the remaining Directors shall elect or appoint a number of additional Directors at least sufficient to increase the number of Directors holding office to the minimum number prescribed by Section 2.1 hereof. Upon the resignation, retirement or removal of a Director, or his otherwise ceasing to be a Director due to death or legal disability, he shall execute and deliver such documents as the remaining Directors shall require for the purpose of conveying to the Company or the remaining Directors any Company Property held in his name. Upon the death or legal disability of any Director, his legal representative shall execute and deliver on his behalf such documents as the remaining Directors shall require as provided in the preceding sentence.

      Section 2.4. Vacancies. The term of office of a Director shall terminate and a vacancy shall occur in the event of such Director's death, resignation, retirement, removal, bankruptcy, adjudicated incompetence or other legal disability to perform the duties of the office of Director. No such vacancy shall operate to annul this Agreement or to revoke any existing obligations created pursuant to the terms of this Agreement. In the case of a vacancy, the Holders of at least a majority of the Interests cast, acting at any meeting of the Holders held in accordance with Section 9.1 hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Directors continuing in office acting by written instrument or instruments, may fill such vacancy, and any Director so elected by the Directors or the Holders shall hold office as provided in this Agreement.

      Section 2.5. Meetings. Regular meetings of the Directors may be held on such notice at such place or places and times as may be fixed by the By-Laws or by resolution of the Directors. Special Meetings of the Directors shall be held upon the call of the Chairman, if any, the president, the secretary, or any Director, by oral or electronic or written notice duly served on or sent, mailed or sent by telecopy or e-mail to each Director not less than one day before the meeting. No notice need be given to any Director who attends in person or to any Director who, in writing signed and filed with the records of the meeting either before or after the holding thereof, waives notice. Notice or waiver of notice need not state the purpose or purposes of the meeting. The Directors may act with or without a meeting, subject to the requirements of the 1940 Act. A quorum for all meetings of the Directors shall be a majority of the Directors. Unless provided otherwise in this Agreement, any action of the Directors may be taken at a meeting by vote of a majority of the Directors present (a quorum being present) or without a meeting by written consent of a majority of the Directors.

      Any committee of the Directors, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Agreement, (i) any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members and (ii) a Director may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. A consent transmitted by electronic transmission by a Director or by a person or persons authorized to act for a Director shall be deemed to be written and signed for purposes of this Section 2.5. For purposes of this
Section 2.5, the term "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

      With respect to actions of the Directors and any committee of the Directors, Directors who are Interested Persons of the Company within the meaning of Section 1.2 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

      All or any one or more Directors may participate in a meeting of the Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications system shall constitute presence in person at such meeting.

      Section 2.6. Officers; Chairman. The Directors shall, from time to time, elect a President, a Secretary and a Treasurer. The Directors may elect or appoint, from time to time, a Chairman who shall preside at all meetings of the Directors and carry out such other duties as the Directors shall designate. The Directors may elect or appoint or authorize the President to appoint such other officers or agents with such powers as the Directors may deem to be advisable. The President, the Secretary and the Treasurer may, but need not, be Directors.

      Section 2.7. By-Laws. The Directors may adopt By-Laws not inconsistent with this Agreement for the conduct of activities of the Company and may amend or repeal such By-Laws to the extent such power is not reserved to the Holders by express provision of such By-Laws. This Agreement and the By-Laws shall together constitute the limited liability company agreement of the Company within the meaning of the Act.

                                   ARTICLE III

                               POWERS OF DIRECTORS

      Section 3.1. General. The Directors shall have exclusive and absolute authority and control over the Company Property and over the activities of the Company to the fullest extent permitted by the Act and other applicable law, but with such powers of delegation as may be permitted by this Agreement. The Directors shall have power to conduct the activities of the Company and to carry on their operations and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, and in the District of Columbia, in any foreign country, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Company although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Company made by the Directors in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Directors. The Directors will not be required to obtain any court order to deal with Company Property.

      The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. Such powers of the Directors may be exercised without order of or resort to any court.

      Section 3.2. Activities and Investments. The Directors shall have the power with respect to the Company:

            (a) to conduct, operate and carry on the activities of an investment company, and, in connection therewith:

                  (i) to subscribe for, purchase or otherwise acquire and invest and reinvest in, to hold for investment or otherwise, to sell, transfer, assign, negotiate, exchange, lend or otherwise dispose of, and to turn to account or realize upon and generally deal in and with, domestic or foreign securities (which term, "securities," shall include without limitation any and all bills, notes, bonds, debentures or other obligations or evidences of indebtedness, certificates of deposit, bankers acceptances, commercial paper, repurchase agreements or other money market instruments; stocks, shares or other equity ownership interests (including non-publicly traded or illiquid securities and those securities the disposition of which is restricted under the Federal securities laws); convertible securities; mortgage-backed or other asset-backed securities; and warrants, options or other instruments representing rights to subscribe for, purchase, receive or otherwise acquire or to sell, transfer, assign or otherwise dispose of, and scrip, certificates, receipts or other instruments evidencing any ownership rights or interests in, any of the foregoing; and "forward commitment", "when issued" and "delayed delivery" contracts for securities, issued, guaranteed or sponsored by any governments, political subdivisions or governmental authorities, agencies or instrumentalities, by any individuals, firms, companies, corporations, syndicates, associations or trusts, or by any other organizations or entities whatsoever, irrespective of their forms or the names by which they may be described, whether or not they be organized and operated for profit, and whether they be domestic or foreign with respect to the State of Delaware or the United States of America); and

                  (ii) to acquire and become the owner of or interested in any securities by delivering or issuing in exchange or payment therefor, in any lawful manner, any of the Company Property; and

                  (iii) to exercise while the owner of any securities or
            interests therein any and all of the rights, powers and privileges of ownership of such securities or interests, including without limitation any and all voting rights and rights of assent, consent or dissent pertaining thereto, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof; and

                  (iv) to purchase, sell and hold currencies and enter into
            contracts for the future purchase or sale of currencies, including but not limited to forward foreign currency exchange contracts; and

                  (v) to enter into futures and forward contracts, and to
            purchase and write put and call options on futures contracts, securities, currencies and securities indexes; and

                  (vi) to make loans to the extent provided in the Registration
            Statement from time to time; and

                  (vii) to engage in such other activities as may be disclosed in the Registration Statement from time to time; and

            (b) to conduct, operate and carry on any other lawful activities which the Directors, in their sole and absolute discretion, consider to be
      (i) incidental to the activities of the Company as an investment company,
      (ii) conducive to or expedient for the benefit or protection of the Company or the Holders, or (iii) calculated in any other manner to promote the interests of the Company or the Holders.

The Directors shall not be limited to investing in securities maturing before the possible dissolution of the Company, nor shall the Directors be limited by any law limiting the investments that may be made by fiduciaries. Notwithstanding anything to the contrary herein contained but consistent with the applicable investment objectives, the Company shall be managed in compliance with the requirements of the Code applicable to regulated investment companies.

      Section 3.3. Legal Title. Legal title to all the Company Property shall be vested in the Company as a separate legal entity, except that the Directors shall have power to cause legal title to any Company Property to be held by or in the name of one or more of the Directors on behalf of the Company, or in the name of any other Person as nominee on behalf of the Company, on such terms as the Directors may determine; provided, that the interest of the Company therein is appropriately protected.

      Section 3.4. Sale of Interests; Reclassification. Subject to more detailed provisions set forth in Article V and the Directors' duty of impartiality to the Holders, the Directors shall have the power to permit any Institutional Investor to purchase Interests and to add to or reduce, in whole or in part, their Interests in any class; provided that from and after the commencement of the private placement of Interests, Interests shall be sold only to Institutional Investors, and the original Holders shall withdraw their entire Interests from the class. The Directors shall also have the power to acquire, hold, resell, dispose of, transfer, classify, reclassify and otherwise deal in Interests of the Company or class. The Directors may hold as treasury Interests (without such Interests being deemed to be canceled), re-issue for such consideration and on such terms as they determine, or cancel, in their discretion from time to time, any Interests in any class thereof reacquired by the Company.

      Section 3.5. Borrowing Money; Pledging Company Assets; Lending Property. Subject to any applicable Fundamental Policies of the Company or any applicable provision of the By-Laws, the Directors shall have power, on behalf of the Company, to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security any of the Company Property, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Company Property.

      Section 3.6. Delegation; Committees. The Directors shall have power, consistent with their continuing exclusive authority over the management of the Company and the Company Property, to delegate from time to time to such committee or committees as they may from time to time appoint from among their own number or to such officers, employees or agents of the Company as they may from time to time designate the doing of such things and the execution of such instruments either in the name of the Company or the names of the Directors or otherwise as the Directors may deem expedient.

      Section 3.7. Collection and Payment. The Directors shall have power to collect all property due to the Company; to pay all claims, including taxes, against the Company

Property; to prosecute, defend, compromise or abandon any claims relating to the Company Property; to foreclose any security interest securing any obligations by virtue of which any property is owed to the Company; and to enter into releases, agreements and other instruments.

      Section 3.8. Expenses. The Directors shall have the power to incur and pay, out of the income or the principal of the Company Property, any expenses which, in the opinion of the Directors, are necessary or incidental to carrying out any of the purposes of this Agreement, and to pay reasonable compensation from the funds of the Company to themselves as Directors. The Directors shall not be obligated to account to the Holders for the retention of compensation, and each Holder agrees that compliance with the accounting requirements of the 1940 Act and of this Agreement shall constitute satisfactory accounting with respect to all acts of the Directors. The Directors shall fix the compensation of all officers, employees and Directors of the Company and may pay such compensation out of the Company Property without reduction of the Directors' compensation.

      Section 3.9. Common Items. Except as otherwise determined by the Directors, all expenses and other items of the Company shall be borne by or allocated to each Holder proportionately based upon the relative net asset values of each Holder. Such common items shall include, but not be limited to, Directors' fees; 1940 Act registration expenses; organizational expenses of the Trust; and accounting expenses relating to the Trust.

      Section 3.10. Litigation. The Directors shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Company or the Company Property, and, out of the Company Property, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Directors or any appropriate committee thereof, in the exercise of their or its good faith business judgment, consenting to dismiss any action, suit, proceeding, dispute, claim or demand, brought by any Person, including, to the extent permitted by applicable law, a Holder in such Holder's own name or in the name of the Company, whether or not the Company, or any of the Directors may be named individually therein or the subject matter arises by reason of business for or on behalf of the Company.

      Section 3.11. Tax Matters. The Directors shall have the exclusive power, authority and responsibility with respect to the Company regarding (i) preparation and filing of tax returns; (ii) providing reports to the Holders regarding tax information necessary to the filing of their respective tax returns; (iii) making any and all available elections with respect to the tax treatment of the Company and its investments; (iv) representing the Company before the Internal Revenue Service and/or any state taxing authority and exercising the powers and authorities of a tax matters partner under the Code with respect to the Company's tax returns; (v) exercising such responsibility as may be imposed by law with respect to withholding from a Holder's share of income or distributions; (vi) providing to the accountants of the Company such instructions regarding allocations of realized income, gains and losses as may be necessary or appropriate to assure compliance by the Company with applicable provisions of the Code and Treasury Regulations; and (vii) any and all other tax matters.

      Section 3.12. Miscellaneous Powers. The Directors shall have the power to:
(a) employ or contract with such Persons as the Directors may deem desirable for the transaction of the activities of the Company and eliminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Directors or fill vacancies in or add to their number, subject to and in accordance with Section 2.3 and Section 2.4 hereof; elect and remove at will such officers and appoint and terminate such agents or employees as they consider appropriate; and appoint from their own number and terminate at will any one or more committees that may exercise some or all of the power and authority of the Directors as the Directors may determine; (d) purchase, and pay for out of Company Property, insurance policies insuring the Company Property, and, to the extent permitted by law and not inconsistent with any applicable provision of this Agreement or the By-Laws, insuring the Company Manager, Administrator, placement agent, Holders, Directors, officers, employees, agents or independent contractors of the Company against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Company would have the power to indemnify such Person against such liability; (e) indemnify any person with whom the Company has dealings, including the Holders, Directors, officers, employees, agents, the Company Manager, Administrator, placement agent and independent contractors of the Company, to such extent permitted by law and not inconsistent with the applicable provisions of this Agreement; (f) subject to applicable Fundamental Policies, guarantee indebtedness or contractual obligations of others; (g) determine and change the fiscal year of the Company and the method by which its accounts shall be kept; and (h) adopt a seal for the Company, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Company.

      Section 3.13. Manner of Acting. Except as otherwise provided herein, in the By-Laws, in the 1940 Act or in any other applicable provision of law, any action to be taken by the Directors may be taken in the manner set forth in
Section 2.5 hereof.

                                   ARTICLE IV

                       MANAGEMENT, ADMINISTRATIVE SERVICES
                   AND PLACEMENT AGENT ARRANGEMENTS; CUSTODIAN

      Section 4.1. Management and Other Arrangements. The Directors may in their discretion, from time to time, enter into management and administrative services contracts or placement agent agreements whereby the other party to such contract or agreement shall undertake to furnish such management, administrative, placement agent and/or other services as the Directors shall, from time to time, consider desirable with respect to the Company and upon such terms and conditions as the Directors may in their discretion determine. Notwithstanding any other provisions of this Agreement, the Directors may authorize any Company Manager (subject to such general or specific instructions as the Directors may, from time to time, adopt) to effect purchases, sales, loans or exchanges of Company Property or may authorize any officer, employee or Director to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Company Manager (and all without further action by the

Directors). Any such purchase, sales, loans and exchanges shall be deemed to have been authorized by all of the Directors.

      Section 4.2. Parties to Contract. Subject to the provisions of Section 8.1(c), any contract of the character described in Section 4.1 of this Article IV or in the By-Laws of the Company may be entered into with any corporation, firm, trust or association, although one or more of the Directors or officers of the Company may be an officer, director, Director, shareholder, or member of such other party to the contract; and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Company under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom; provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same Person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to Section 4.1 above or the By-Laws of the Company, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.2.

      Section 4.3. Custodian. The Directors may appoint one or more banks or trust companies as custodian of the securities and cash belonging to the Company. The agreement providing for such appointment shall contain such terms and conditions as the Directors in their discretion determine to be not inconsistent with this Agreement, the applicable provisions of the 1940 Act and any applicable provisions of the By-Laws of the Company. One or more subcustodians may be appointed in a manner not inconsistent with this Agreement, the applicable provisions of the 1940 Act and any applicable provisions of the By-Laws of the Company.

                                    ARTICLE V

                            INTERESTS IN THE COMPANY

      Section 5.1. Interests. Subject to the limitations contained in Section
5.8 relating to the number of permitted Holders, the limited liability company interests in the Company shall consist of an unlimited number of non-transferable Interests that shall be denominated in dollars corresponding to the value of such Interests determined by reference to the corresponding Book Capital Accounts. All Interests shall be validly issued, fully paid and nonassessable when issued for such consideration as the Directors shall determine. The Directors may permit the purchase of Interests (for cash or other consideration acceptable to the Directors, subject to the requirements of the 1940 Act) but only if the purchaser is an Institutional Investor. Subject to applicable law, the provisions hereof and such restrictions as may be adopted by the Directors, any Holder may increase its Interest by contributions or decrease its Interest by withdrawals without limitation. Any Person to whom Interests are issued after the date hereof shall be deemed admitted to the Company as a Holder upon its acquisition of an Interest and its reflection on the register of Holders.

      Section 5.2. Classes of Interests. The Directors may, without approval of the Holders of any Interests, establish and designate classes of Interests or divide Interests into two or more classes, Interests of each class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Directors may determine in their sole discretion.

      The establishment and designation of any class of Interests shall be effective upon the execution by the Secretary or an Assistant Secretary or any officer of the Company, pursuant to authorization by a majority of the Directors, of an instrument setting forth such establishment and designation and the relative rights and preferences of such class. The Directors may amend the By-Laws providing for class votes and meetings and related matters. Notwithstanding anything set forth herein, classes of Interests shall not be required to vote or receive distributions on a pro rata basis unless required by applicable law or the terms of the instrument establishing such class.

      The Interests shall have the following relative rights and preferences: on each matter submitted to a vote of the Holders, each Holder of an Interest shall be entitled to a vote proportionate to its Interest as recorded on the books of the Company and all Holders of Interests shall vote by class except as to voting for Directors and as otherwise required by the 1940 Act, in which case all Holders shall vote together as a single class. As to any matter that does not affect the interest of a particular class, only the Holders of Interests of the one or more affected classes shall be entitled to vote.

      Section 5.3. Rights of Holders. The ownership of the Company Property of every description and the right to conduct any activities hereinbefore described shall be vested exclusively in the Company, and the Holders shall have no interest therein. Holders shall have no right to call for any partition or division of any property, profits, rights or interests of the Company. The Interests shall be personal property giving only the rights specifically set forth in this Agreement and the Act. The Holders shall have no right to demand payment for their Interests or any other rights of dissenting shareholders in the event the Company participates in any transaction that would give rise to appraisal or dissenter's rights by a shareholder of a corporation organized under the General Corporation Law of the State of Delaware or otherwise. Holders shall have no preemptive or other rights to subscribe for additional Interests or other securities issued by the Company. All Persons, by virtue of acquiring an Interest in the Company and being registered as a Holder in accordance with
Section 5.5 hereof, shall be deemed to have assented to, and shall be bound by, this Agreement to the same extent as if such Person was a party hereto.

      Section 5.4. Admission of Holders; Increase in Interests. The Directors, in their discretion, may, from time to time, without a vote of the Holders, permit the admission of an Institutional Investor as a Holder or an increase in the Interest of an Institutional Investor or Institutional Investors (including existing Holders), subject to the provisions of Section 5.1 hereof, and for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Directors may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.

      Section 5.5. Register of Interests. A register shall be kept by the Company that shall contain the names and addresses of the Holders and the Book Capital Account balances of each Holder. Each such register shall be conclusive as to who the Holders are and who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Company as shall keep the said register for entry thereon.

      Section 5.6. Non-Transferability. To the fullest extent permitted by law, Interests shall not be transferable and no transferee shall be recognized as a Holder except with the prior written consent of all of the Directors and all remaining Holders of Interests.

      Section 5.7. Notices. Any and all notices to which any Holder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Holder of record at its last known address as recorded on the register of the Company or transmitted to the Holders by any other method permitted by law.

      Section 5.8. Limitation on Number of Holders. Notwithstanding any provision hereof to the contrary, the number of Holders of Interests shall be limited to fewer than 100. Solely for purposes of determining the number of Holders of Interests under this Section 5.8, each beneficial owner of a grantor trust that is itself a Holder shall be treated as a Holder of such Interest.

      Section 5.9. No Liability of Holders. All Interests, when issued in accordance with this Agreement, shall be fully paid and nonassessable. Holders shall be entitled to the full protection against personal liability for the obligations of the Company under Section 18-303 of the Act. The Company shall indemnify to the fullest extent permitted by law and hold each Holder harmless from and against any claim or liability to which such Holder may become subject solely by reason of his or her being or having been a Holder and not because of such Holder's acts or omissions or for some other reason, and shall reimburse such Holder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability (upon proper and timely request by the Holder).

      Section 5.10. Series of Interests. The Company may be a series limited liability company pursuant to Section 18-215 of the Act, and each class of Interests created pursuant to Section 5.2 hereof may be designated by the Directors as a separate series of the Company within the meaning of Section 18-215 of the Act (each, a "Series"). As such, separate and distinct records shall be maintained by the Company for each Series and the assets of the Company associated with a particular Series shall be held and accounted for by the Company in such separate and distinct records separately from the assets of any other Series or the general assets of the Company. Except to the extent otherwise expressly provided in this Agreement or in the terms of the instrument establishing such Series, (i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Company generally or the assets of any other Series and (ii) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of any other Series or the general assets of the Company. Notice of this limitation on interseries liabilities shall be set forth in the certificate of formation of the Company (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Act, and upon the giving of such notice in the certificate of formation, the statutory provisions of Section 18-215 of the Act relating to limitations on interseries liabilities (and the statutory effect under Section 18-215(b) of setting forth such notice in the certificate of formation) shall become applicable to the Company and each Series. Every note, bond, contract or other undertaking issued by or on behalf of a particular Series shall include a recitation limiting the obligation represented thereby to that Series and its assets.

                                   ARTICLE VI

                            DECREASES AND WITHDRAWALS

      Section 6.1. Decreases and Withdrawals. A Holder shall have the right on any day the New York Stock Exchange is open to decrease its Interest in the Company and to withdraw completely from, at the next determined net asset value attributable to the Interest (or portion thereof) being withdrawn, and an appropriate adjustment therefor shall be made to such Holder's Book Capital Account. The rights of a Holder upon withdrawal from the Company shall be limited to the assets belonging to the class with respect to which the withdrawal is made. The Company may, subject to compliance with the 1940 Act, charge fees for effecting such decrease or withdrawal, at such rates as the Directors may establish, and may at any time and from time to time, suspend such right of decrease or withdrawal. The procedures for effecting decreases or withdrawals shall be as determined by the Directors from time to time, subject to the requirements of the 1940 Act.

                                   ARTICLE VII

                 DETERMINATION OF BOOK CAPITAL ACCOUNT BALANCES,
                          NET INCOME AND DISTRIBUTIONS

      Section 7.1. Book Capital Account Balances. The Book Capital Account balances of Holders of the Company shall be determined on such days and at such time or times as the Directors may determine, consistent with the requirements of the 1940 Act, with income, gains and losses of each class thereof determined in accordance with generally accepted accounting principles to be allocated among the Holders of such class thereof in accordance with their Interests. The power and duty to make calculations of the Book Capital Account balances of the Holders may be delegated by the Directors to the Company Manager, Administrator, Custodian, or such other person as the Directors may determine.

      Section 7.2. Allocations and Distributions to Holders. In compliance with the Treasury Regulations promulgated under applicable provisions of the Code, the Directors shall (i) allocate items of taxable income, gain, loss and deduction with respect to each Holder; provided that, except as may otherwise be specifically provided in the Treasury Regulations, in all cases allocations of specific types of income shall be proportionate to the Interests of the

Holders in a particular class thereof, and (ii) upon liquidation of the Interests of a Holder, make final distribution of the net assets of such a particular Holder in accordance with such Holder's respective Book Capital Accounts. The Directors shall provide each Holder that is a regulated investment company, as defined in Section 851(a) of the Code, information that will enable it to take into account its share of items of taxable income, gain, loss and deduction as they are taken into account by the Company in order to facilitate compliance with Code Section 4982. Any income tax withholding or other withholding of taxes required by law with respect to the allocable share of income of, or distributions to, a Holder shall be accounted for as a distribution to and charged to the Book Capital Account of such Holder at the time of payment of such taxes to the applicable taxing authority.

      Section 7.3. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VII, the Directors may prescribe, in their absolute discretion, such other bases and times for determining the net income and net assets of the Company and of each class as they may deem necessary or desirable to enable the Company to comply with any provision of the 1940 Act, any rule or regulation thereunder, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified.

                                  ARTICLE VIII

               LIABILITY FOR COMPANY OBLIGATIONS; FIDUCIARY DUTIES

      Section 8.1. No Personal Liability of Directors, etc.

            (a) Directors. The Directors shall be entitled to the protection against personal liability for the obligations of the Company under
      Section 18-303(a) of the Act. No Director shall be liable to the Company, its Holders, or to any Director, officer, employee, or agent there of for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

            (b) Officers, Employees or Agents of the Company. The officers, employees and agents of the Company shall not be subject to any personal liability whatsoever in his or her official or individual capacity to any Person (other than as provided in the following sentence). No officer, employee or agent of the Company shall be liable to the Company, its Holders, or to any Director, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

            (c) Fiduciary Duty.

                  (i) To the extent that, at law or in equity, a Director has duties (including fiduciary duties) and liabilities relating thereto to the Company, the Holders or to any other Person, a Director acting under this Agreement shall not be liable to the Company, the Holders or to any other Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Directors otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of such Directors.

                  (ii) Unless otherwise expressly provided herein:

                        a. whenever a conflict of interest exists or arises
                  between any Director or any of its Affiliates, on the one hand, and the Company or any Holders or any other Person, on the other hand; or

                        b. whenever this Agreement or any other agreement
                  contemplated herein or therein provides that the Directors shall act in a manner that is, or provides terms that are, fair and reasonable to the Company, any Holders or any other Person;

                        c. the Directors shall resolve such conflict of
                  interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Directors, the resolution, action or terms so made, taken or provided by the Directors shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Directors at law or in equity or otherwise.

                  (iii) Notwithstanding any other provision of this Agreement or otherwise applicable law, whenever in this Agreement the Directors are permitted or required to make a decision:

                        a. in their "discretion" or under a grant of similar
                  authority, the Directors shall be entitled to consider such interests and factors as they desire, including their own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company, the Holders or any other Person; or

                        b. in its "good faith" or under another express
                  standard, the Directors shall act under such express standard and shall not be subject to any other or different standard.

                  (iv) Any Director and any Affiliate of any Director may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Company and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Director. No Director who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company shall have any duty to communicate or offer such opportunity to the Company, and such Director shall not be liable to the Company or to the Holders for breach of any fiduciary or other duty by reason of the fact that such Director pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Company. Neither the Company nor any Holders shall have any rights or obligations by virtue of this Agreement or the relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Company, shall not be deemed wrongful or improper. Any Director may engage or be interested in any financial or other transaction with the Company the Holders or any Affiliate of the Company or the Holders.

      Section 8.2. Indemnification. The Company shall indemnify each of its Directors, officers, employees, and agents (including persons who serve at its request as directors, managers, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

            (a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

            (b) the Company shall be insured against losses arising by reason of any lawful advances; or

            (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

                  (i) a majority of a quorum of Directors who are neither
            Interested Persons of the Company nor parties to the Proceedings; or

                  (ii) an independent legal counsel in a written opinion.

      Section 8.3. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Section 8.1 or Section 8.2 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Section 8.1 or Section 8.2 hereof or in any agreement of the character described in Section 4.1 or Section 4.2 hereof shall protect any Company Manager to the Company against any liability to the Company to which he or it would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Company, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Company Manager to the Company.

      Section 8.4. No Bond Required of Directors. No Director shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

      Section 8.5. No Duty of Investigation; Notice in Company Instruments, etc. No purchaser, lender, seller or other Person dealing with the Directors or with any officer, employee or agent of the Company shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Directors or by said officer, employee or agent or be liable for the application of money or property paid, lent or delivered to or on the order of the Directors or of said officer, employee or agent. Every contract, undertaking, instrument, certificate, interest or obligation or other security of the Company, and every other act or thing whatsoever executed in connection with the Company, shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Directors under this

Agreement or in their capacity as officers, employees or agents of the Company. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Company made or sold by the Directors or by any officer, employee or agent of the Company, in his capacity as such, may contain an appropriate recital to the effect that the Holders, Directors, officers, employees and agents of the Company shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to this Agreement, and may contain any further recital that they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Holders, Directors, officers, employees or agents of the Company.

      Section 8.6. Insurance. The Directors may maintain insurance for the protection of the Company Property, its Holders, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable.

      Section 8.7. Reliance on Experts, etc. Each Director, officer or employee of the Company shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of its officers or employees or by any Company Manager, the Administrator, accountant, appraiser or other expert or consultant selected with reasonable care by the Directors, officers or employees of the Company, regardless of whether such counsel or expert may also be a Director; provided that nothing in this Section shall be deemed to exonerate the Directors from their duties of reasonable care, diligence and prudence or any other duties imposed by the 1940 Act.

      Section 8.8. Accounting. The Directors shall not be required to file any inventory or accounting with any court or officer of any court, unless specifically ordered to do so on the application of the Directors or on the application of the Holders of Interests of the Company, or on the court's own motion.

                                   ARTICLE IX

                                     HOLDERS

      Section 9.1. Meetings of Holders. Meetings of the Holders may be called at any time by a majority of the Directors and shall be called by any Director upon written request of Holders holding, in the aggregate, not less than 10% of the Interests of the Company, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the State of Delaware on such day and at such time as the Directors shall designate. Holders of at least one-third of the Interests of the Company, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable law or by this Agreement or the By-Laws of the Company. If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding more than 50% of the total Interests of the

Holders present, either in person or by proxy, at such meeting constitutes the action of the Holders, unless the 1940 Act, other applicable law, this Agreement including the By-Laws of the Company require a greater number of affirmative votes.

      Section 9.2. Notice of Meetings. Notice of all meetings of the Holders stating the time, place and purposes of the meeting, shall be given by the Directors by mail to each Holder of the Company, as the case may be, at his registered address or transmitted to the Holders by any other method permitted by law, sent at least 10 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

      Section 9.3. Record Date for Meetings. For the purpose of determining Holders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Directors may from time to time fix a date, not more than 90 days prior to the date of any meeting of the Holders or payment of distributions or other action, as the case may be, as a record date for the determination of the Persons to be treated as Holders of record of the Company for such purposes.

      Section 9.4. Proxies, etc. At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law; provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Company as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy transmitted by electronic transmission by a Holder or by a person or persons authorized to act for a Holder shall be deemed to be written and signed for purposes of this Section 9.4. For purposes of this
Section 9.4, the term "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or one or more of the officers of the Company. Only Holders of record shall be entitled to vote. Each Holder shall be entitled to vote proportionate to his Interest in the Company; provided, however, that in the event that Holders exercise pass through voting, such Holders shall vote their Interests on the same basis as interests in such Holders are voted. When Interests are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest. A proxy purporting to be executed or authorized by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the Holder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of his Interest, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

      Section 9.5. Reports. The Directors shall cause to be prepared, at least annually, a report of operations containing a balance sheet and statement of income and undistributed income of the Company prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Directors shall, in addition, furnish to the Holders at least semi-annually interim reports containing an unaudited balance sheet as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

      Section 9.6. Inspection of Records. The records of the Company shall be open to inspection by Holders during normal business hours for any purpose not harmful to the Company.

      Section 9.7. Holder Action by Written Consent. Any action that may be taken by Holders may be taken without a meeting if Holders holding more than 50% of the total Interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of this Agreement) shall consent to the action in writing or by any other method permitted by law and evidence of the consents are filed with the records of the meetings of Holders. Such consent shall be treated for all purposes as a vote taken at a meeting of Holders.

                                    ARTICLE X

                            DURATION; DISSOLUTION OF
                        COMPANY; AMENDMENT; MERGERS; ETC.

      Section 10.1. Duration. Subject to possible dissolution in accordance with
Section 10.2, the Company created hereby shall have perpetual existence. A termination of a Series shall not, in and of itself, dissolve the Company or cause the termination of any other Series.

      Section 10.2. Dissolution of Company. The Company shall be dissolved by
(i) a resolution adopted by a majority of the Directors followed by notice of dissolution to the Holders of the Interests in the Company, (ii) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by the Act, or (iii) a decree of judicial dissolution under Section 18-802 of the Act.

      Section 10.3. Actions Upon Dissolution.

            (a) Upon an event of dissolution of the Company, the affairs of the Company shall be wound-up in accordance with the following provisions:

                  (i) The Company shall thereafter carry on no business except for the purpose of winding up its affairs.

                  (ii) The Directors shall proceed to wind up the affairs of the
            Company and all of the powers of the Directors under this Agreement shall continue until the affairs of the Company shall have been wound up, including the power to fulfill or discharge the contracts of the Company, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Company Property to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Company Property other than for cash, shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the vote at a meeting, or by written consent, of Holders holding more than 50% of the total outstanding Interests of the Company entitled to vote.

                  (iii) After paying (or making reasonable provision for the payment of) all liabilities and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Directors may distribute the remaining Company Property, in cash or in kind or partly each, among the Holders according to their Book Capital Accounts.

            (b) Upon the completion of winding up of the Company's affairs as provided herein, the Directors shall file a certificate of cancellation in accordance with the Act and such Directors shall, subject to the Act thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.

      Section 10.4. Amendment Procedure.

            (a) Two-thirds (2/3) of the Directors then in office may amend this Agreement at any time for any purpose without the approval of the Holders of Interests; provided, that the vote or a written or other legally permissible form of consent of Holders holding more than 50% of the total outstanding Interests or of Holders of 67% or more of the Interests voting or consenting, if Holders of at least 50% of such Interests vote or consent, shall be necessary to approve any amendment whenever such vote or consent is required under the 1940 Act.

                  (i) Nothing contained in this Agreement shall permit the
            amendment of this Agreement to impair the exemption from personal liability of Holders, Directors, officers, employees and agents of the Company.

                  (ii) A certificate signed by a Director or by the Secretary or any Assistant Secretary of the Company, setting forth an amendment and reciting that it was duly adopted by the Holders or by the Directors as aforesaid or a copy of the Agreement, as amended, certified by a Director or the Secretary or any Assistant Secretary of the Company, certifying that such Agreement is a true and correct copy of the Agreement as amended, shall be conclusive evidence of such amendment when lodged among the records of the Company.

      Section 10.5. Merger, Consolidation, Conversion and Sale of Assets.

            (a) The Company may convert or merge into or consolidate with any corporation, association, other limited liability company or other organization or the Company thereof may sell, lease or exchange all or substantially all of the Company Property including its good will, upon such terms and conditions and for such consideration when and as authorized by vote or written or other legally permissible form of consent of two-thirds (2/3) of the Directors then in office, without any vote or approval of any other Person (including any Holder). In accordance with
      Section 18-209 of the Act, an agreement of merger or consolidation may effect any amendment to this Agreement or the By-Laws or effect the adoption of a new limited liability company agreement or by-laws of the Company if the Company is the surviving or resulting entity.

            (b) The Directors may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other limited liability company, trust, partnership, association or other organization to take over all of the Company Property, or to carry on any business in which the Company shall directly or indirectly have any interest, and to sell, convey and transfer the Company Property to any such corporation, trust, association or organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contracts with any such corporation, limited liability company, trust, partnership, association or organization, or any corporation, partnership, limited liability company, trust, association or organization in which the Company holds or is about to acquire equity interests. The Directors may also cause a merger or consolidation between the Company or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of the Holders for the Directors to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Company Property to such organizations or entities.

                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.1. Registered Agent. The registered office of the Company is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801 and the registered agent of the Company at such address is The Corporation Trust Company.

      Section 11.2. Governing Law. This Agreement is executed by all of the Directors and delivered with reference to Act and the laws of the State of Delaware, and the rights of all parties and the validity and construction of every provision hereof shall be governed by, subject to and construed according to the Act and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws).

      Section 11.3. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Company, appears to be a Director hereunder, or Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Company, certifying to: (a) the number or identity of Directors or Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Directors or Holders,
(d) the fact that the number of Directors or Holders present at any meeting or executing any written instrument satisfies the requirements of this Agreement,
(e) the form of any By-Laws adopted by or the identity of any officers elected by the Directors, or (f) the existence of any fact or facts that in any manner relate to the affairs of the Company, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Directors and their successors.

      Section 11.4. Provisions in Conflict with Law or Regulations.

            (a) The provisions of this Agreement are severable, and if the Directors shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code, the Act or, consistent with Section 11.2, any other applicable Delaware law regarding administration of trusts, or with other applicable laws and regulations, the conflicting provisions shall be deemed superseded by such law or regulation to the extent necessary to eliminate such conflict; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination.

            (b) If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall pertain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

      Section 11.5. Company Only. It is the intention of the Directors to create only a limited liability company under the Act with the relationship of manager and member between the Directors and each Holder from time to time. It is not the intention of the Directors to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a Delaware limited liability company except to the extent such limited liability company is deemed to constitute a partnership under the Code and applicable state tax laws. Nothing in this Agreement shall be construed to make the Holders, either by themselves or with the Directors, partners or members of a joint stock association.